EXHIBIT 99.2

Quarterly Supplemental Information
December 31, 2012

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 50 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. When the Company sells properties, it restates historical income statements with the financial results of the sold assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Approximately 82% of our Annualized Lease Revenue ("ALR")(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	December 31, 2012	December 31, 2011
Number of consolidated office properties (2)	74	79
Rentable square footage (in thousands) (2)	20,500	20,942
Percent leased (3)	87.5%	86.5%
Percent leased - stabilized portfolio (4)	90.5%	89.1%
Capitalization (in thousands):
Total debt - principal amount outstanding	$1,416,525	$1,472,525
Equity market capitalization	$3,024,386	$2,941,611
Total market capitalization	$4,440,911	$4,414,136
Total debt / Total market capitalization	31.9%	33.4%
Total debt / Total gross assets	27.2%	27.5%
Common stock data
High closing price during quarter	$18.28	$17.50
Low closing price during quarter	$17.22	$15.42
Closing price of common stock at period end	$18.05	$17.04
Weighted average fully diluted shares outstanding (in thousands) (5)	170,441	172,981
Shares of common stock issued and outstanding (in thousands)	167,556	172,630
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	116	116

(1)	The definition for Annualized Lease Revenue can be found on page 41.
(2)
As of December 31, 2012, our consolidated office portfolio consisted of 74 properties (exclusive of our equity interests in five properties owned through unconsolidated joint ventures). During the first quarter of 2012, we sold our portfolio of assets in Portland, OR, comprised of four office properties totaling 326,000 square feet and developable land totaling 18.2 acres. During the second quarter of 2012, we sold 26200 Enterprise Way, a 145,000 square foot office building located in Lake Forest, CA, and we purchased approximately 2.0 acres of developable land in Atlanta, GA. During the fourth quarter of 2012, we purchased approximately 3.0 acres of developable land in Atlanta, GA. For additional detail on asset transactions during 2012, please refer to page 38. Until September 21, 2012, we owned two industrial properties located in Duncan, SC. Information regarding these industrial assets is excluded from this line item.

(3)
Calculated as leased square footage on December 31, 2012 plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage (defined in note 2 above), expressed as a percentage. This measure is presented for our 74 consolidated office properties and excludes unconsolidated joint venture properties. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(4)	Please refer to page 39 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.
(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President	Chief Financial Officer, Executive	Chief Accounting Officer and
and Director	Vice President, and Treasurer	Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,
Capital Markets	Real Estate Operations and Assistant	Mid-Atlantic Region and
	Secretary	Head of Development

Board of Directors

W. Wayne Woody	Frank C. McDowell	Donald A. Miller, CFA
Director, Chairman of the Board of	Director, Vice Chairman of the	Chief Executive Officer, President
Directors and Chairman of	Board of Directors and Chairman	and Director
Governance Committee	of Compensation Committee

Raymond G. Milnes, Jr.	Jeffery L. Swope	Michael R. Buchanan
Director and Chairman of	Director and Chairman of	Director
Audit Committee	Capital Committee

Wesley E. Cantrell	William H. Keogler, Jr.	Donald S. Moss
Director	Director	Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 358010	1180 Peachtree Street, NE
Pittsburgh, PA 15252-8010	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of December 31, 2012

Financial Results (1)

Funds from operations (FFO) for the quarter ended December 31, 2012 was $54.8 million, or $0.33 per share (diluted), compared to $65.9 million, or $0.38 per share (diluted), for the same quarter in 2011. FFO for the twelve months ended December 31, 2012 was $230.4 million, or $1.35 per share (diluted), compared to $271.3 million, or $1.57 per share (diluted), for the same period in 2011. The decrease in FFO for the three months and the twelve months ended December 31, 2012 as compared to the same periods in 2011 was principally related to the following factors: 1) decreased operating income due to the disposition of certain assets with meaningful operating income contributions, notably 35 West Wacker Drive, and 2) a net casualty loss of $5.2 million associated with Hurricane Sandy. For the twelve months only, the decrease in FFO was also related to: 3) decreased operating income attributable to lower average occupancy during 2012 as compared to 2011, offset somewhat by operating income contributions from newly acquired assets, 4) accrued potential litigation settlement expenses of $7.5 million in 2012, 5) a $3.7 million reduction in termination fee income in 2012 as compared to 2011, and 6) a $3.7 million non-recurring FFO contribution in 2011 related to the foreclosure and consolidation of the equity ownership interests in 500 West Monroe Street. The reduction in FFO in 2012 as compared to 2011 was offset somewhat by reduced interest expense attributable to a decreased average debt amount outstanding due to the repayment of several loans during the latter part of 2011 and early 2012, as well as reduced general and administrative expenses primarily related to lower legal fees and lower incentive compensation.

Core funds from operations (Core FFO) for the quarter ended December 31, 2012 was $60.1 million, or $0.36 per share (diluted), compared to $65.3 million, or $0.38 per share (diluted), for the same quarter in 2011. Core FFO for the twelve months ended December 31, 2012 was $243.2 million, or $1.43 per share (diluted), compared to $271.6 million, or $1.57 per share (diluted), for the same period in 2011. The decrease in Core FFO for the three months ended December 31, 2012 as compared to the same period in 2011 was principally related to the items described above for changes in FFO, with the exception of the net casualty loss associated with Hurricane Sandy, which was added back to Core FFO since it was related to a significant non-recurring event. The decrease in Core FFO for the twelve months ended December 31, 2012 as compared to the same period in 2011 was principally related to the items described above for changes in FFO, with the exception of the net casualty loss associated with Hurricane Sandy, the accrued potential litigation settlement expenses and the gain on early extinguishment of debt associated with 500 West Monroe Street, each of which was added back to Core FFO for the relevant period since each related to a significant non-recurring item.

Adjusted funds from operations (AFFO) for the quarter ended December 31, 2012 was $31.3 million, or $0.19 per share (diluted), compared to $44.7 million, or $0.26 per share (diluted), for the same quarter in 2011. AFFO for the twelve months ended December 31, 2012 was $138.0 million, or $0.81 per share (diluted), compared to $202.6 million, or $1.17 per share (diluted), for the same period in 2011. The decrease in AFFO for the three months and the twelve months ended December 31, 2012 as compared to the same periods in 2011 was primarily related to the items described above for changes in Core FFO, as well as increased non-incremental capital expenditures in 2012 of $7.8 million and $27.3 million, respectively, attributable to the high volume of recent leasing activity. The decrease in AFFO for the twelve months ended December 31, 2012 as compared to the same period in 2011 was also affected by the deduction of straight line rent adjustments, which were greater in 2012 than in 2011 by $7.6 million due to increased rental abatements on newly commenced leases in 2012.

Operations

On October 29, 2012, Hurricane Sandy made landfall in the metropolitan New York City area. Most of the Company's properties in the New York area were only minimally damaged from the high winds and rain. However, parts of the basement of 60 Broad Street, which is located in downtown Manhattan, were flooded by the storm surge and the building was closed for approximately two weeks. The building is operational on Con Edison power and all tenants have returned to their spaces. Substantially all repair work is complete, except for some equipment replacement, which is estimated to be completed around the end of the first quarter of 2013. We anticipate that substantially all of the expenses related to this event will be covered by our insurance program. Insurance reimbursements are anticipated to be received through the end of the second quarter of 2013. Expenses incurred in relation to the damage caused by the storm, whether capital or operational in nature, as well as insurance reimbursements have been presented on Piedmont's income statement in a separate line entitled Net Casualty Gain / (Loss). Due to the non-recurring nature of Hurricane Sandy-related expenses and insurance reimbursements, such items will be excluded from the calculation of Core FFO.

On a square footage leased basis, our total office portfolio was 87.5% leased as of December 31, 2012, as compared to 86.5% as of December 31, 2011 and 87.0% as of September 30, 2012. During the twelve-month period ending December 31, 2012, our same store stabilized leased percentage increased from 88.9% at December 31, 2011 to 90.4% at December 31, 2012. The same store stabilized leased percentage excludes the impact of value-add acquisitions completed in 2010 and 2011 (see page 39) from our same store portfolio. The primary reason for the increase in the leased percentage for our same store stabilized assets during that period is positive absorption associated with several recent lease transactions for previously vacant space, most notably the 301,000 square foot Catamaran lease at Windy Point II in Schaumburg, IL. Please refer to page 27 for additional leased percentage information.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 41 for definitions of non-GAAP financial measures. See pages 15 and 43 for reconciliations of FFO, Core FFO and AFFO to Net Income.

The weighted average remaining lease term of our portfolio was 6.9 years(1) as of December 31, 2012 as compared to 6.4 years at December 31, 2011.

During the three months ended December 31, 2012, the Company completed 898,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for 616,000 square feet and new tenant leases for 282,000 square feet, including a new lease for 34,000 square feet that was signed at a joint venture asset. During 2012, we completed 2,932,000 square feet of leasing for our consolidated office properties and 3,365,000 square feet of leasing inclusive of activity associated with our industrial and unconsolidated joint venture assets. The average committed capital cost for leases signed during the year at our consolidated office properties was $5.39 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the twelve months ended December 31, 2012 was $3.91 and average committed capital cost per square foot per year of lease term for new leases signed during the same time period was $5.97 (see page 34). During the year, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases would be $2.73, consistent with our historical average.

During the twelve months ended December 31, 2012, we retained(2) tenants for 69% of the square footage associated with expiring leases. This result compares to a 70% retention rate for the year ended December 31, 2011.

During the three months ended December 31, 2012, we executed seven leases greater than 20,000 square feet at our consolidated office properties. Please see information on those leases listed below.

Tenant	Property	Property Location	Square Feet Leased		Expiration Year	Lease Type
US Bancorp	US Bancorp Center	Minneapolis, MN	395,493		2024	Renewal / Contraction
Lockheed Martin Corporation	9221 Corporate Boulevard	Rockville, MD	115,315		2019	Renewal
Standard Parking Corporation	Aon Center	Chicago, IL	40,793		2025	New
Wells Fargo Bank, N.A.	Glenridge Highlands II	Atlanta, GA	35,000	(3)	2018	New
Taleris, LLC	6031 Connection Drive	Irving, TX	27,938		2019	New
USMD, Inc.	Las Colinas Corporate Center I	Irving, TX	27,023		2022	Renewal / Expansion
Bank of America, N.A.	1414 Massachusetts Avenue	Boston, MA	26,417		2024	Renewal

(1)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of December 31, 2012) is weighted based on Annualized Lease Revenue, as defined on page 41.

(2)
Piedmont defines a retained tenant to include an existing tenant/occupant signing a lease for the premises it currently occupies or a tenant whose occupancy of a space is structured in a way to eliminate downtime for the space.

(3)	The tenant has committed to take a minimum of 35,000 square feet and may take up to a total of 45,000 square feet.

Leasing Update

As of December 31, 2012, there were six tenants whose leases contributed greater than 1% to our Annualized Lease Revenue (ALR) and were in holdover or were scheduled to expire during the eighteen month period following the end of the fourth quarter of 2012. Information regarding the leasing status of the spaces associated with those tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring(%)	Expiration (1)	Current Leasing Status
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.8%	Holdover	National Park Service is now in holdover status. The Company is in discussions with the National Park Service for a lease renewal.
Comptroller of the Currency	One Independence Square	Washington, D.C.	333,815	3.7%	Q1 2013	The tenant is expected to vacate at lease expiration. The Company is actively marketing the space for lease.
BP	Aon Center	Chicago, IL	113,166	0.8%	Q4 2013
Approximately 89% of the square footage leased by BP has been leased on a long-term basis to: Aon Corporation, Thoughtworks, Integrys Energy Group, and Federal Home Loan Bank. Three of these future tenants are current subtenants. The remaining available space is actively being marketed for lease.

United States of America (Defense Intelligence Agency)	3100 Clarendon Boulevard	Arlington, VA	221,084	1.6%	Q4 2013
In December 2012, the Defense Intelligence Agency exercised a termination option pursuant to its lease. The lease will now expire December 31, 2013. The Company is actively marketing the space for lease.

Qwest Communications (also known as CenturyLink)	4250 North Fairfax Drive	Arlington, VA	161,141	1.0%	Q2 2014	Discussions with the current tenant for a renewal and contraction have commenced. The Company is actively marketing the space for lease.
US Bancorp	US Bancorp Center	Minneapolis, MN	119,881	0.5%	Q2 2014
During the fourth quarter, US Bancorp signed a 395,000 square foot, 10-year lease renewal. Additionally, a long-term lease comprising 124,000 square feet has been entered into with Piper Jaffray, a current subtenant. In total, leases comprising 82% of the square footage leased by US Bancorp have been signed. The remaining available space is actively being marketed for lease.

(1)	The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
General Electric Company	500 West Monroe Street	Chicago, IL	53,972	Vacant	Q1 2013	New
Catamaran, Inc.	Windy Point II	Schaumburg, IL	250,000	Vacant	Q1 2013	New
Brother International Corporation	200 Bridgewater Crossing	Bridgewater, NJ	101,724	Vacant	Q1 2013	New
Guidance Software, Inc.	1055 East Colorado Boulevard	Pasadena, CA	69,689	Vacant	Q3 2013	New
Guidance Software, Inc.	1055 East Colorado Boulevard	Pasadena, CA	17,101	Not Vacant	Q3 2013	New
GE Capital	500 West Monroe Street	Chicago, IL	79,162	Vacant	Q4 2013 - Q4 2014	Expansion
Aon Corporation	Aon Center	Chicago, IL	396,406	Not Vacant	Q4 2013	New
Federal Home Loan Bank of Chicago	Aon Center	Chicago, IL	79,054	Not Vacant	Q4 2013	New
Thoughtworks, Inc.	Aon Center	Chicago, IL	52,529	Not Vacant	Q4 2013	New
Integrys Business Support, LLC	Aon Center	Chicago, IL	165,937	Not Vacant	Q2 2014	New
Integrys Business Support, LLC	Aon Center	Chicago, IL	1,384	Vacant	Q2 2014	New
Piper Jaffray & Co.	US Bancorp Center	Minneapolis, MN	123,882	Not Vacant	Q2 2014	New
Catamaran, Inc.	Windy Point II	Schaumburg, IL	50,686	Vacant	Q2 2015	New

Occupancy versus NOI Analysis

Piedmont has been in a period of high lease rollover since 2010. This high lease rollover has resulted in a decrease in leased percentage and economic leased percentage. This, in turn, has effected a lower Same Store NOI than might otherwise be anticipated given the overall leased percentage and the historical relationship between leased percentage and Same Store NOI. The decreased economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant space which have not commenced (amounting to approximately 858,000 square feet of leases as of December 31, 2012, or 4.2% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.8 million square feet of leases as of December 31, 2012, or a 6.6% impact to leased percentage on an economic basis). Please see the chart below for a listing of major contributors.

As the executed but not commenced leases begin and the rental abatement periods expire, there will be greater Same Store NOI growth than might otherwise be expected based on changes in overall leased percentage alone during that time period.

Due to the current economic environment, many new leases provide for rental abatement concessions to tenants. Those rental abatements typically occur at the beginning of a new lease's term. Since 2010, Piedmont has signed over 9 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's cash net operating income and AFFO. Presented below is a schedule of leases greater than 50,000 square feet that are currently under some form of rent abatement.

Tenant	Property	Property Location	Square Feet Leased	Abatement Structure	Abatement Expiration
Synchronoss Technologies	200 Bridgewater Crossing	Bridgewater, NJ	78,581	Base Rent (on 19,548 square feet)	Q4 2012
State Street Bank	1200 Crown Colony Drive	Quincy, MA	234,668	Base Rent	Q1 2013
US Foods, Inc.	River Corporate Center	Tempe, AZ	133,225	Base Rent	Q1 2013
HD Vest	Las Colinas Corporate Center I	Irving, TX	81,069	Base Rent	Q1 2013
KPMG	Aon Center	Chicago, IL	238,701	Gross Rent	Q3 2013
United HealthCare	Aon Center	Chicago, IL	55,059	Gross Rent	Q4 2013
Schlumberger Technology Corporation	1200 Enclave Parkway	Houston, TX	144,594	Gross Rent / Base Rent (Partial)	Q1 2014
GE Capital	500 West Monroe Street	Chicago, IL	291,935	Gross Rent	Q2 2014
DDB Needham Chicago	Aon Center	Chicago, IL	187,000	Base Rent ($4.00 per square foot)	Q2 2015

Financing and Capital Activity

As of December 31, 2012, our ratio of debt to total gross assets was 27.2%, our ratio of debt to gross real estate assets was 31.0%, and our ratio of debt to total market capitalization was 31.9%. These debt ratios are based on total principal amount outstanding for our various loans at December 31, 2012.
On October 15, 2012, Piedmont completed the purchase of approximately 3.0 acres of land adjacent to Glenridge Highlands II, one of the Company's properties in Atlanta, GA. Commonly referred to as Glenridge Highlands III, the site is located within the Central Perimeter submarket of Atlanta and is well located adjacent to the intersection of Interstate 285 and state highway Georgia 400. The location offers ease of access for commuter traffic and the ability for tenants to attract employees from across the northern portion of the Atlanta metropolitan area. The site is zoned for office development and will accommodate a building consisting of approximately 113,000 square feet. The acquisition adds to the Company's developable land holdings and allows the Company to control a site that is directly competitive to Glenridge Highlands II.
In 2014, three of the Company's secured debt instruments will mature. The Company intends to issue unsecured bonds to repay most to all of the maturing debt. In anticipation of issuing unsecured bonds and considering the historically low interest rate environment, Piedmont has entered into a forward starting swap hedging program to partially protect the Company against rising interest rates and to lock a portion of the interest rate of the future bond issuance. Specifically, under this hedging program and through the hedge instruments, the Company will be effectively locking the treasury component of the all-in interest rate for its future ten-year tenored unsecured bond offering. During the fourth quarter, the Company entered into one forward starting swap with a rate of 2.036% and a notional amount of $70 million. The Company may potentially enter into additional forward starting ten-year swaps in advance of $575 million of secured debt maturing in early 2014.
On October 30, 2012, the Board of Directors of Piedmont declared dividends for the fourth quarter of 2012 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on November 30, 2012. The dividends were paid on December 21, 2012. The Company's dividend payout percentage for the twelve months ended December 31, 2012 was 56.0% of Core FFO and 98.7% of AFFO.
During the fourth quarter of 2012, the Company repurchased approximately 492,000 shares of common stock at an average purchase price of $17.48 per share, or approximately $8.6 million in aggregate (before consideration of transaction costs). Since the stock repurchase program began in December 2011, the Company has repurchased a total of 5.5 million shares at an average price of $16.83 per share, or approximately $91.8 million in aggregate (before consideration of transaction costs). Any future repurchases of the Company's common stock will be made at the discretion of the Company. As of quarter end, there was Board-approved capacity for additional repurchases totaling approximately $208 million under the stock repurchase plan.

Subsequent Events

Since 2007, the Company has been a defendant in two class action lawsuits alleging inadequate disclosures in 2007 in SEC filings related to its internalization, response to a tender offer, and amendments to the Company's charter. As previously disclosed, the Company reached tentative settlements with the plaintiffs in both cases totaling $7.5 million. Subsequent to quarter end, the court preliminarily approved the proposed settlements. A final approval hearing has been scheduled in Q2 2013. The proposed settlements are within available insurance limits and the Company is seeking recovery of these settlements from its insurance carriers. Please see Piedmont's Form 10-Q dated as of September 30, 2012 and its latest Form 10-K for further disclosure.

Guidance for 2013

The following financial guidance for calendar year 2013 is based upon management's expectations at this time:

	Low	High
Core Funds from Operations	$225 million	$243 million
Core Funds from Operations per diluted share	$1.35	$1.45

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 41 and reconciliations are provided beginning on page 43.

	Three Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Selected Operating Data
Percent leased (1)	87.5%	87.0%	85.0%	84.4%	86.5%
Percent leased - stabilized portfolio (1) (2)	90.5%	90.1%	88.1%	87.5%	89.1%
Rental income	$108,055	$106,826	$105,408	$104,943	$105,643
Total revenues	$136,079	$134,891	$133,091	$132,320	$135,623
Total operating expenses	$100,414	$100,944	$97,467	$97,778	$103,195
Real estate operating income	$35,665	$33,947	$35,624	$34,542	$32,428
Core EBITDA	$76,419	$79,161	$76,327	$76,680	$82,523
Core FFO	$60,068	$62,721	$60,356	$60,043	$65,270
Core FFO per share - diluted	$0.36	$0.37	$0.35	$0.35	$0.38
AFFO	$31,275	$20,351	$36,216	$50,113	$44,728
AFFO per share - diluted	$0.19	$0.12	$0.21	$0.29	$0.26
Gross dividends	$33,549	$33,675	$34,418	$34,526	$54,441
Dividends per share	$0.200	$0.200	$0.200	$0.200	$0.315
Selected Balance Sheet Data
Total real estate assets	$3,612,732	$3,612,550	$3,638,101	$3,657,677	$3,704,051
Total gross real estate assets	$4,564,629	$4,550,183	$4,558,128	$4,590,544	$4,615,812
Total assets	$4,254,875	$4,285,831	$4,328,308	$4,326,698	$4,447,834
Net debt (3)	$1,403,234	$1,392,261	$1,325,610	$1,298,738	$1,323,796
Total liabilities	$1,614,380	$1,620,551	$1,601,568	$1,550,040	$1,674,406
Ratios
Core EBITDA margin (4)	56.2%	58.5%	56.9%	57.1%	55.8%
Fixed charge coverage ratio (5)	4.7 x	4.9 x	4.8 x	4.6 x	4.7 x
Net debt to core EBITDA (6)	4.6 x	4.4 x	4.3 x	4.2 x	4.0 x

(1)	Please refer to page 27 for additional leased percentage information.
(2)	Please refer to page 39 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.
(3)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt is primarily attributable to capital expenditures and stock repurchases completed in 2012.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during any of the periods presented.

(6)	Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Assets:
Real estate, at cost:
Land assets	$629,536	$627,812	$629,476	$631,745	$640,196
Buildings and improvements	3,792,035	3,760,847	3,754,954	3,750,475	3,759,596
Buildings and improvements, accumulated depreciation	(883,957)	(857,993)	(837,285)	(813,679)	(792,342)
Intangible lease asset	122,685	138,716	149,544	191,599	198,667
Intangible lease asset, accumulated amortization	(67,940)	(79,640)	(82,742)	(119,188)	(119,419)
Construction in progress	20,373	22,808	24,154	16,725	17,353
Total real estate assets	3,612,732	3,612,550	3,638,101	3,657,677	3,704,051
Investment in unconsolidated joint ventures	37,226	37,369	37,580	37,901	38,181
Cash and cash equivalents	12,957	20,763	26,869	28,679	139,690
Tenant receivables, net of allowance for doubtful accounts	25,038	24,768	22,884	24,932	24,722
Straight line rent receivable	122,299	116,447	111,731	106,723	104,801
Notes receivable	—	19,000	19,000	19,000	—
Due from unconsolidated joint ventures	463	533	569	449	788
Escrow deposits and restricted cash	334	23,001	48,046	25,108	9,039
Prepaid expenses and other assets	13,022	13,552	7,385	12,477	9,911
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	1,075	—	—	—	—
Deferred financing costs, less accumulated amortization	6,454	7,022	4,597	5,187	5,977
Deferred lease costs, less accumulated amortization	243,178	230,729	231,449	228,468	230,577
Total assets	$4,254,875	$4,285,831	$4,328,308	$4,326,698	$4,447,834
Liabilities:
Line of credit and notes payable	$1,416,525	$1,436,025	$1,400,525	$1,352,525	$1,472,525
Accounts payable, accrued expenses, and accrued capital expenditures	127,263	109,125	126,207	116,292	122,986
Deferred income	21,552	24,110	23,668	32,031	27,321
Intangible lease liabilities, less accumulated amortization	40,805	42,375	44,246	46,640	49,037
Interest rate swaps	8,235	8,916	6,922	2,552	2,537
Total liabilities	1,614,380	1,620,551	1,601,568	1,550,040	1,674,406
Stockholders' equity:
Common stock	1,676	1,680	1,702	1,726	1,726
Additional paid in capital	3,667,051	3,665,870	3,665,284	3,664,202	3,663,662
Cumulative distributions in excess of earnings	(1,022,681)	(994,967)	(934,933)	(888,331)	(891,032)
Other comprehensive loss	(7,160)	(8,916)	(6,922)	(2,552)	(2,537)
Piedmont stockholders' equity	2,638,886	2,663,667	2,725,131	2,775,045	2,771,819
Non-controlling interest	1,609	1,613	1,609	1,613	1,609
Total stockholders' equity	2,640,495	2,665,280	2,726,740	2,776,658	2,773,428
Total liabilities, redeemable common stock and stockholders' equity	$4,254,875	$4,285,831	$4,328,308	$4,326,698	$4,447,834
Common stock outstanding at end of period	167,556	168,044	170,235	172,630	172,630

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Revenues:
Rental income	$108,055	$106,826	$105,408	$104,943	$105,643
Tenant reimbursements	26,713	27,470	26,969	26,680	29,379
Property management fee revenue	599	520	626	574	281
Other rental income	712	75	88	123	320
	136,079	134,891	133,091	132,320	135,623
Expenses:
Property operating costs	55,097	51,645	53,571	52,619	54,992
Depreciation	29,550	28,489	27,586	27,176	26,611
Amortization	10,631	15,302	11,445	12,726	15,387
General and administrative	5,136	5,508	4,865	5,257	6,205
	100,414	100,944	97,467	97,778	103,195
Real estate operating income	35,665	33,947	35,624	34,542	32,428
Other income (expense):
Interest expense	(16,296)	(16,247)	(15,943)	(16,537)	(16,179)
Interest and other income (expense)	68	383	285	97	(357)
Equity in income of unconsolidated joint ventures	185	322	246	170	587
Litigation settlement expense (1)	—	(7,500)	—	—	—
Net casualty gain / (loss) (2)	(5,170)	—	—	—	—
Gain / (loss) on extinguishment of debt	—	—	—	—	1,039
	(21,213)	(23,042)	(15,412)	(16,270)	(14,910)
Income from continuing operations	14,452	10,905	20,212	18,272	17,518
Discontinued operations:
Operating income, excluding impairment loss	(4)	184	492	1,129	5,605
Gain / (loss) on sale of properties	(6)	(254)	10,008	17,830	95,901
Income / (loss) from discontinued operations (3)	(10)	(70)	10,500	18,959	101,506
Net income	14,442	10,835	30,712	37,231	119,024
Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(4)	(4)
Net income attributable to Piedmont	$14,438	$10,831	$30,708	$37,227	$119,020
Weighted average common shares outstanding - diluted	167,951	168,929	172,209	172,874	173,036
Net income per share available to common stockholders - diluted	$0.09	$0.06	$0.18	$0.22	$0.69

(1)	Costs incurred to settle litigation over proxy and other SEC filings in 2007.
(2)	Estimated rental abatements and expenses incurred related to damage caused by Hurricane Sandy in excess of insurance recoveries received through December 31, 2012.
(3)
Reflects operating results for 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012; and 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2012	12/31/2011	Change	Change	12/31/2012	12/31/2011	Change	Change
Revenues:
Rental income	$108,055	$105,643	$2,412	2.3%	$425,232	$412,093	$13,139	3.2%
Tenant reimbursements	26,713	29,379	(2,666)	(9.1)%	107,833	115,082	(7,249)	(6.3)%
Property management fee revenue	599	281	318	113.2%	2,318	1,584	734	46.3%
Other rental income	712	320	392	122.5%	999	4,734	(3,735)	(78.9)%
	136,079	135,623	456	0.3%	536,382	533,493	2,889	0.5%
Expenses:
Property operating costs	55,097	54,992	(105)	(0.2)%	212,932	207,199	(5,733)	(2.8)%
Depreciation	29,550	26,611	(2,939)	(11.0)%	112,801	102,804	(9,997)	(9.7)%
Amortization	10,631	15,387	4,756	30.9%	50,105	54,485	4,380	8.0%
General and administrative	5,136	6,205	1,069	17.2%	20,766	25,074	4,308	17.2%
	100,414	103,195	2,781	2.7%	396,604	389,562	(7,042)	(1.8)%
Real estate operating income	35,665	32,428	3,237	10.0%	139,778	143,931	(4,153)	(2.9)%
Other income (expense):
Interest expense	(16,296)	(16,179)	(117)	(0.7)%	(65,023)	(65,817)	794	1.2%
Interest and other income (expense)	68	(357)	425	119.0%	833	2,774	(1,941)	(70.0)%
Litigation settlement expense (1)	—		—	—%	(7,500)	—	(7,500)	—%
Net casualty gain / (loss) (2)	(5,170)	—	(5,170)	—%	(5,170)	—	(5,170)	—%
Equity in income of unconsolidated joint ventures	185	587	(402)	(68.5)%	923	1,619	(696)	(43.0)%
Gain / (loss) on consolidation of variable interest entity	—	—	—	—%	—	1,532	(1,532)	(100.0)%
Gain / (loss) on extinguishment of debt	—	1,039	(1,039)	(100.0)%	—	1,039	(1,039)	(100.0)%
	(21,213)	(14,910)	(6,303)	(42.3)%	(75,937)	(58,853)	(17,084)	(29.0)%
Income from continuing operations	14,452	17,518	(3,066)	(17.5)%	63,841	85,078	(21,237)	(25.0)%
Discontinued operations:
Operating income, excluding impairment loss	(4)	5,605	(5,609)	(100.1)%	1,801	17,321	(15,520)	(89.6)%
Gain / (loss) on sale of properties	(6)	95,901	(95,907)	(100.0)%	27,577	122,657	(95,080)	(77.5)%
Income / (loss) from discontinued operations (3)	(10)	101,506	(101,516)	(100.0)%	29,378	139,978	(110,600)	(79.0)%
Net income	14,442	119,024	(104,582)	(87.9)%	93,219	225,056	(131,837)	(58.6)%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%	(15)	(15)	—	—%
Net income attributable to Piedmont	$14,438	$119,020	$(104,582)	(87.9)%	$93,204	$225,041	$(131,837)	(58.6)%
Weighted average common shares outstanding - diluted	167,951	173,036			170,441	172,981
Net income per share available to common stockholders - diluted	$0.09	$0.69			$0.55	$1.30

(1)	Costs incurred to settle litigation over proxy and other SEC filings in 2007.
(2)	Estimated rental abatements and expenses incurred related to damage caused by Hurricane Sandy in excess of insurance recoveries received through December 31, 2012.
(3)
Reflects operating results for Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012; and 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011

Net income attributable to Piedmont	$14,438	$119,020	$93,204	$225,041
Depreciation (1) (2)	29,735	27,287	114,340	110,421
Amortization (1)	10,666	15,531	50,410	60,132
(Gain) / loss on consolidation of VIE	—	—	—	(1,532)
(Gain) / loss on sale of properties (1)	6	(95,901)	(27,577)	(122,773)
Impairment loss (1)	—	—	—	—
Funds from operations	54,845	65,937	230,377	271,289
Adjustments:
Acquisition costs	53	372	141	1,347
(Gain) / loss on extinguishment of debt	—	(1,039)	—	(1,039)
Litigation settlement expense	—	—	7,500	—
Net casualty (gain) / loss	5,170	—	5,170	—
Core funds from operations	60,068	65,270	243,188	271,597
Adjustments:
Deferred financing cost amortization (1)	592	649	2,648	3,195
Amortization of fair market adjustments on notes payable	—	—	—	1,413
Depreciation of non real estate assets	104	77	502	499
Straight-line effects of lease revenue (1)	(5,917)	(5,019)	(17,153)	(9,507)
Stock-based and other non-cash compensation expense	754	1,730	2,246	4,705
Amortization of lease-related intangibles (1)	(1,046)	(2,215)	(5,678)	(7,065)
Income from amortization of discount on purchase of mezzanine loans	—	—	—	(484)
Acquisition costs	(53)	(372)	(141)	(1,347)
Non-incremental capital expenditures (3)	(23,227)	(15,392)	(87,657)	(60,401)
Adjusted funds from operations	$31,275	$44,728	$137,955	$202,605

Weighted average common shares outstanding - diluted	167,951	173,036	170,441	172,981

Funds from operations per share (diluted)	$0.33	$0.38	$1.35	$1.57
Core funds from operations per share (diluted)	$0.36	$0.38	$1.43	$1.57
Adjusted funds from operations per share (diluted)	$0.19	$0.26	$0.81	$1.17

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 41.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Net income attributable to Piedmont	$14,438	$119,020	$93,204	$225,041
Net income attributable to noncontrolling interest	4	91	15	468
Interest expense (1)	16,296	17,457	65,023	71,749
(Gain) / loss on extinguishment of debt	—	(1,039)	—	(1,039)
Depreciation (1)	29,839	27,364	114,842	110,920
Amortization (1)	10,666	15,531	50,410	60,132
Impairment loss	—	—	—	—
Litigation settlement expense	—	—	7,500	—
Net casualty (gain) / loss	5,170	—	5,170	—
(Gain) / loss on sale of properties (1)	6	(95,901)	(27,577)	(122,773)
(Gain) / loss on consolidation of VIE	—	—	—	(1,532)
Core EBITDA	76,419	82,523	308,587	342,966
General & administrative expenses (1)	5,179	6,241	20,939	25,085
Management fee revenue	(599)	(281)	(2,318)	(1,584)
Interest and other income (1)	(68)	357	(853)	(2,775)
Lease termination income	(712)	(320)	(999)	(5,038)
Lease termination expense - straight line rent & acquisition intangibles write-offs	618	186	1,003	924
Straight-line effects of lease revenue (1)	(6,536)	(5,180)	(18,178)	(10,143)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,046)	(2,239)	(5,655)	(7,354)
Property net operating income - cash basis	73,255	81,287	302,526	342,081
Net operating income from:
Acquisitions (2)	(1,745)	(4,489)	(12,357)	(11,326)
Dispositions (3)	9	(6,363)	(2,491)	(29,415)
Unconsolidated joint ventures	(576)	(1,013)	(2,499)	(3,185)
Same store net operating income - cash basis	$70,943	$69,422	$285,179	$298,155
Change period over period	2.2%	N/A	(4.4)%	N/A

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Twelve Months Ended
	12/31/2012		12/31/2011		12/31/2012		12/31/2011
	$	%	$	%	$	%	$	%
Washington, D.C. (4)	$19,540	27.6	$17,902	25.8	$76,814	26.9	$71,721	24.1
New York (5)	11,174	15.8	12,935	18.6	45,749	16.1	54,378	18.2
Chicago (6)	9,454	13.3	10,837	15.6	39,763	13.9	51,034	17.1
Minneapolis (7)	5,337	7.5	4,959	7.2	21,046	7.4	19,397	6.5
Dallas	3,552	5.0	3,626	5.2	14,261	5.0	14,625	4.9
Los Angeles (8)	3,503	4.9	2,777	4.0	13,615	4.8	12,727	4.3
Boston	2,559	3.6	2,627	3.8	10,863	3.8	11,592	3.9
Other (9)	15,824	22.3	13,759	19.8	63,068	22.1	62,681	21.0
Total	$70,943	100.0	$69,422	100.0	$285,179	100.0	$298,155	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)
Acquisitions consist of 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011; 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011; The Dupree in Atlanta, GA, purchased on April 29, 2011; The Medici in Atlanta, GA, purchased on June 7, 2011; 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011; 400 TownPark in Lake Mary, FL purchased on November 10, 2011; Gavitello Land in Atlanta, GA, purchased on June 28, 2012; and Glenridge Highlands III Land purchased on October 15, 2012.

(3)
Dispositions consist of Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; and 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012.

(4)
The increase in Washington, D.C. Same Store Net Operating Income for the three months and the twelve months ended December 31, 2012 as compared to the same periods in 2011 was primarily attributable to increased rental revenue as a result of the commencement of several new leases at Piedmont Pointe I and II in Bethesda, MD. The increase in Washington, D.C. Same Store Net Operating Income for the twelve months ended December 31, 2012 as compared to the same period in 2011 was also related to an increase in revenue due to a rental rate increase associated with the 21-month lease extension of the Comptroller of the Currency at One Independence Square in Washington, D.C.

(5)
The decrease in New York Same Store Net Operating Income for the three months and the twelve months ended December 31, 2012 as compared to the same periods in 2011 was primarily related to the lease expirations of and the downtime and rental abatements associated with newly signed leases to backfill the spaces formerly occupied by sanofi-aventis at 200 and 400 Bridgewater Crossing in Bridgewater, NJ.

(6)
The decrease in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2012 as compared to the same period in 2011 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL in August 2011 and the subsequent downtime before the rent commencement for the Catamaran lease in the fourth quarter of 2013, as well as the expiration of the Kirkland & Ellis lease at Aon Center in Chicago, IL in December 2011 and the subsequent downtime before the rent commencement for the KPMG lease in the third quarter of 2013. The loss of the Kirkland & Ellis lease at Aon Center also contributed to the decrease in Chicago Same Store Net Operating Income for the three months ended December 31, 2012 as compared to the same period in 2011. The loss of the Zurich and Kirkland & Ellis leases reduced revenues by approximately $2.6 million and $17.3 million, respectively, for the three months and the twelve months ended December 31, 2012; these amounts are offset partially by incremental operating expense savings due to the vacancy of those tenants.

(7)
The increase in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2012 as compared to the same period in 2011 was primarily related to rent commencement in December 2011 for the US Bank leases at One Meridian Crossings and Two Meridian Crossings in Richfield, MN, offset somewhat by the net loss of approximately 76,000 leased square feet associated with the December 2011 expiration of the HSBC Card Services lease at Crescent Ridge II in Minnetonka, MN.

(8)
The increase in Los Angeles Same Store Net Operating Income for the three months and the twelve months ended December 31, 2012 as compared to the same periods in 2011 was primarily related to increased rental revenue associated with new leasing activity at 1901 Main Street in Irvine, CA and Fairway Center II in Brea, CA, in addition to contractual rental rate increases at 800 North Brand Boulevard in Glendale, CA. The increase in Los Angeles Same Store Net Operating Income for the twelve months ended December 31, 2012 is offset somewhat by decreased revenue associated with the downtime between an expired large lease and the rent commencement of the replacement lease at 1055 East Colorado Boulevard in Pasadena, CA.

(9)
The increase in Other Same Store Net Operating Income for the three months ended December 31, 2012 as compared to the same period in 2011 was primarily related to rent commencements associated with a new lease with Grand Canyon Education at Desert Canyon 300 in Phoenix, AZ and a new lease with Chrysler Group, LLC at 1075 West Entrance Drive in Auburn Hills, MI.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Net income attributable to Piedmont	$14,438	$119,020	$93,204	$225,041
Net income attributable to noncontrolling interest	4	91	15	468
Interest expense (1)	16,296	17,457	65,023	71,749
(Gain) / loss on extinguishment of debt	—	(1,039)	—	(1,039)
Depreciation (1)	29,839	27,364	114,842	110,920
Amortization (1)	10,666	15,531	50,410	60,132
Impairment loss (1)	—	—	—	—
Litigation settlement expense	—	—	7,500	—
Net casualty (gain) / loss	5,170	—	5,170	—
(Gain) / loss on sale of properties (1)	6	(95,901)	(27,577)	(122,773)
(Gain) / loss on consolidation of VIE	—	—	—	(1,532)
Core EBITDA	76,419	82,523	308,587	342,966
General & administrative expenses (1)	5,179	6,241	20,939	25,085
Management fee revenue	(599)	(281)	(2,318)	(1,584)
Interest and other income (1)	(68)	357	(853)	(2,775)
Lease termination income	(712)	(320)	(999)	(5,038)
Lease termination expense - straight line rent & acquisition intangibles write-offs	618	186	1,003	924
Property net operating income - accrual basis	80,837	88,706	326,359	359,578
Net operating income from:
Acquisitions (2)	(3,846)	(5,055)	(17,977)	(12,241)
Dispositions (3)	6	(7,341)	(2,837)	(34,916)
Unconsolidated joint ventures	(554)	(962)	(2,381)	(3,003)
Same store net operating income - accrual basis	$76,443	$75,348	$303,164	$309,418
Change period over period	1.5%	N/A	(2.0)%	N/A

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Twelve Months Ended
	12/31/2012		12/31/2011		12/31/2012		12/31/2011
	$	%	$	%	$	%	$	%
Washington, D.C. (4)	$19,958	26.1	$19,560	25.9	$80,977	26.7	$74,847	24.2
New York (5)	12,553	16.4	12,666	16.8	48,588	16.0	53,260	17.2
Chicago (6)	10,296	13.5	10,589	14.0	40,254	13.3	49,634	16.1
Minneapolis (7)	5,692	7.5	5,857	7.8	22,334	7.4	23,327	7.5
Dallas	4,055	5.3	3,600	4.8	15,717	5.2	14,965	4.8
Los Angeles	3,129	4.1	2,845	3.8	12,896	4.2	12,362	4.0
Boston	2,849	3.7	2,910	3.9	12,052	4.0	12,109	3.9
Other (8)	17,911	23.4	17,321	23.0	70,346	23.2	68,914	22.3
Total	$76,443	100.0	$75,348	100.0	$303,164	100.0	$309,418	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)
Acquisitions consist of 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011; 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011; The Dupree in Atlanta, GA, purchased on April 29, 2011; The Medici in Atlanta, GA, purchased on June 7, 2011; 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011; 400 TownPark in Lake Mary, FL purchased on November 10, 2011; Gavitello Land in Atlanta, GA, purchased on June 28, 2012; and Glenridge Highlands III Land purchased on October 15, 2012.

(3)
Dispositions consist of Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; and 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012.

(4)
The increase in Washington, D.C. Same Store Net Operating Income for the twelve months ended December 31, 2012 as compared to the same period in 2011 was primarily attributable to: A) increased rental revenue as a result of the commencement of several new leases at Piedmont Pointe I and II in Bethesda, MD, and B) an increase in revenue due to a rental rate increase associated with the 21-month lease extension of the Comptroller of the Currency at One Independence Square in Washington, D.C.

(5)
The decrease in New York Same Store Net Operating Income for the twelve months ended December 31, 2012 as compared to the same period in 2011 was primarily related to the lease expiration of and the downtime associated with newly signed leases to backfill the space formerly occupied by sanofi-aventis at 200 Bridgewater Crossing in Bridgewater, NJ.

(6)
The decrease in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2012 as compared to the same period in 2011 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL in August 2011 and the subsequent downtime before the commencement of the Catamaran lease in the first quarter of 2013, as well as the expiration of the Kirkland & Ellis lease at Aon Center in Chicago, IL in December 2011 and the subsequent downtime before the commencement of the KPMG lease in August 2012. The loss of the Zurich and Kirkland & Ellis leases reduced revenues by approximately $16.6 million for the twelve months ended December 31, 2012; this amount is offset partially by incremental operating expense savings due to the vacancy of those tenants.

(7)
The decrease in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2012 as compared to the same period in 2011 was primarily related to the net loss of approximately 76,000 leased square feet associated with the December 2011 expiration of the HSBC Card Services lease at Crescent Ridge II in Minnetonka, MN.

(8)
The increase in Other Same Store Net Operating Income for the three months and the twelve months ended December 31, 2012 as compared to the same periods in 2011 was primarily related to the commencement in early 2012 of a full building lease at River Corporate Center in Tempe, AZ.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited ($ and shares in thousands)

	As of	As of
	December 31, 2012	December 31, 2011

Common stock price (1)	$18.05	$17.04
Total shares outstanding	167,556	172,630
Equity market capitalization (1)	$3,024,386	$2,941,611
Total debt - principal amount outstanding	$1,416,525	$1,472,525
Total market capitalization (1)	$4,440,911	$4,414,136
Total debt / Total market capitalization	31.9%	33.4%
Total gross real estate assets	$4,564,629	$4,615,812
Total debt / Total gross real estate assets (2)	31.0%	31.9%
Total debt / Total gross assets (3)	27.2%	27.5%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of December 31, 2012
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$129,000	(2)	1.39%	55.7 months

Fixed Rate	1,287,525		4.59%	32.3 months

Total	$1,416,525		4.30%	34.4 months

Unsecured & Secured Debt

Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate		Weighted Average Maturity

Unsecured	$429,000	2.30%	(3)	49.4 months

Secured	987,525	5.17%		27.9 months

Total	$1,416,525	4.30%		34.4 months

Debt Maturities

Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate	Percentage of Total

2013	$—	$—		N/A	—%
2014	575,000	—		4.89%	40.6%
2015	105,000	—		5.29%	7.4%
2016	167,525	300,000		3.71%	33.0%
2017	140,000	129,000	(4)	3.67%	19.0%

Total	$987,525	$429,000		4.30%	100.0%

(1)	All of Piedmont's outstanding debt as of December 31, 2012 was interest-only debt.
(2)
Amount represents the outstanding balance as of December 31, 2012, on the $500 million unsecured revolving credit facility. The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company. The unsecured term loan, therefore, is reflected as fixed rate debt.

(3)	The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility and our $300 million unsecured term loan.
(4)
The initial maturity date of the $500 million unsecured revolving credit facility is August 19, 2016; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of August 21, 2017. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of August 2017.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Property	Rate (1)		Maturity	Principal Amount Outstanding as of December 31, 2012

Secured
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%		5/1/2014	$200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%		5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%		6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
Subtotal / Weighted Average (4)		5.17%			$987,525

Unsecured
$500.0 Million Unsecured Facility (5)	N/A	1.39%	(6)	8/21/2017	$129,000
$300.0 Million Unsecured Term Loan	N/A	2.69%	(7)	11/22/2016	300,000
Subtotal / Weighted Average (4)		2.30%			$429,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		4.30%			$1,416,525

(1)	All of Piedmont’s outstanding debt as of December 31, 2012, was interest-only debt.
(2)
The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(3)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(4)	Weighted average is based on the total balance outstanding and interest rate at December 31, 2012.
(5)
All of Piedmont’s outstanding debt as of December 31, 2012, was term debt with the exception of $129 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of August 19, 2016; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to August 21, 2017. The final extended maturity date is presented on this schedule.

(6)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of December 31, 2012. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of December 31, 2012) over the selected rate based on Piedmont’s current credit rating.

(7)
The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of December 31, 2012
Unaudited

Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.31
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.53
Maximum Secured Indebtedness Ratio	0.40	0.21
Minimum Unencumbered Leverage Ratio	1.60	5.46
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	14.93

	Three months ended	Twelve Months Ended	Year ended
Other Debt Coverage Ratios	December 31, 2012	December 31, 2012	December 31, 2011

Net debt to core EBITDA	4.6 x	4.5 x	3.9 x
Fixed charge coverage ratio (4)	4.7 x	4.7 x	4.8 x
Interest coverage ratio (5)	4.7 x	4.7 x	4.8 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in our credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended December 31, 2012 and December 31, 2011.

(5)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the periods ended December 31, 2012 and December 31, 2011.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of December 31, 2012
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	9		(4)	$73,553	13.3	1,586	8.8
BP (5)	A / A2	1	2013		32,681	5.9	776	4.3
US Bancorp	A+ / A1	3	2024	(6)	27,706	5.0	973	5.4
State of New York	AA / Aa2	1	2019		19,963	3.6	481	2.7
Independence Blue Cross	No rating available	1	2023		14,267	2.6	761	4.2
Nestle	AA / Aa2	1	2015		14,206	2.6	392	2.2
GE	AA+ / Aa3	1	2027		13,591	2.5	425	2.4
Shaw	BBB- / Ba1	1	2018		9,836	1.8	313	1.7
City of New York	AA / Aa2	1	2020		9,545	1.7	313	1.8
Lockheed Martin	A- / Baa1	3	2019	(7)	9,405	1.7	283	1.6
KPMG	No rating available	2	2027		8,949	1.6	279	1.6
Gallagher	No rating available	1	2018		8,013	1.4	307	1.7
DDB Needham	BBB+ / Baa1	1	2018		7,617	1.4	213	1.2
Gemini	A+ / A2	1	2021		7,304	1.3	205	1.1
Caterpillar Financial	A / A2	1	2022		7,275	1.3	312	1.7
Harvard University	AAA / Aaa	2	2017		6,652	1.2	105	0.6
Raytheon	A- / A3	2	2019		6,555	1.2	440	2.5
Catamaran	BB / Ba2	1	2025		6,530	1.2	301	1.7
KeyBank	A- / A3	2	2016		6,374	1.2	210	1.2
Edelman	No rating available	1	2024		6,274	1.1	183	1.0
Harcourt	BBB+	1	2016		6,254	1.1	195	1.1
Qwest Communications	BB / Baa3	1	2014		5,786	1.0	161	0.9
Jones Lang LaSalle	BBB- / Baa2	1	2017		5,777	1.0	165	0.9
First Data Corporation	B / B3	1	2020		5,691	1.0	195	1.1
Other			Various		234,191	42.3	8,361	46.6
Total					$553,995	100.0	17,935	100.0

Tenant Diversification
December 31, 2012 as compared to December 31, 2011

14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
13.3%
13.1%
5.9%
5.7%
5.0%
4.8%
3.6%
3.9%
2.6%
2.6%
2.6%
2.5%
2.5%
2.1%
1.8%
1.8%
1.7%
1.7%
1.7%
1.6%
1.6%
0.2%
1.4%
1.4%
U.S. Government
BP
US Bancorp
State of New York
Independence Blue Cross
Nestle
GE
Shaw
City of New York
Lockheed Martin
KPMG
Gallagher
12/31/2012
12/31/2011

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided.
(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2013 to 2027.
(5)
The majority of the space is subleased to Aon Corporation. Approximately 89% of the space currently leased by BP has been re-leased under long-term leases for the period following the BP lease expiration.

(6)
US Bank's lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $8.9 million of Annualized Lease Revenue, expires in 2023. Of the space leased at US Bancorp Center, US Bancorp renewed on 395,000 square feet, representing $10.8 million of Annualized Lease Revenue, through 2024 and Piper Jaffray, a current subtenant, leased 124,000 square feet, representing $3.6 million of Annualized Lease Revenue, through 2025. Approximately 120,000 square feet and $4.3 million of Annualized Lease Revenue will expire in 2014.

(7)
There are three leases with Lockheed Martin. Lockheed Martin's lease at: A) 9221 Corporate Boulevard, representing $3.2 million of Annualized Lease Revenue and 115,000 square feet, expires in 2019, B) 9211 Corporate Boulevard, representing $3.2 million of Annualized Lease Revenue and 115,000 square feet, expires in 2014, and C) 400 Virginia Avenue, representing $3.0 million of Annualized Lease Revenue and 52,000 square feet, expires in 2013.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of December 31, 2012

Tenant Credit Rating (1)

	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$80,169	14.5
AA / Aa	79,223	14.3
A / A	137,845	24.9
BBB / Baa	69,811	12.6
BB / Ba	19,495	3.5
B / B	21,510	3.9
Below	1,886	0.3
Not rated (2)	144,056	26.0
Total	$553,995	100.0

Lease Distribution

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	200	36.1	$16,807	3.0	164	0.9
2,501 - 10,000	140	25.3	25,444	4.6	769	4.3
10,001 - 20,000	65	11.7	28,153	5.1	943	5.3
20,001 - 40,000	62	11.2	56,444	10.2	1,828	10.2
40,001 - 100,000	34	6.1	59,266	10.7	1,958	10.9
Greater than 100,000	53	9.6	367,881	66.4	12,273	68.4
Total	554	100.0	$553,995	100.0	17,935	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”; and 3) provides a year-over-year comparison of leased percentage on the same subset of stabilized properties under the heading "Same Store Stabilized Analysis".

	Three Months Ended			Three Months Ended
	December 31, 2012			December 31, 2011
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of September 30, 20xx	17,830	20,488	87.0%	18,869	21,839	86.4%
New leases	664			690
Expired leases	(554)			(391)
Other	(5)	12		—	6
Subtotal	17,935	20,500	87.5%	19,168	21,845	87.7%
Acquisitions during period	—	—		34	176
Dispositions during period	—	—		(1,078)	(1,079)
As of December 31, 20xx (2) (3)	17,935	20,500	87.5%	18,124	20,942	86.5%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2012			December 31, 2011
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	18,124	20,942	86.5%	18,214	20,408	89.2%
New leases	2,454			3,274
Expired leases	(2,177)			(3,294)
Other	4	28		1	15
Subtotal	18,405	20,970	87.8%	18,195	20,423	89.1%
Acquisitions during period	—	—		1,289	2,018
Dispositions during period	(470)	(470)		(1,360)	(1,499)
As of December 31, 20xx (2) (3)	17,935	20,500	87.5%	18,124	20,942	86.5%

Stabilized Portfolio Analysis
Less value-add properties (4)	(679)	(1,436)	47.3%	(867)	(1,582)	54.8%
Stabilized Total (2) (3)	17,256	19,064	90.5%	17,257	19,360	89.1%

Same Store Analysis
Less acquisitions / dispositions after December 31, 2011 (4) (5)	—	—	—%	(470)	(470)	100.0%
Same Store Total (2) (3) (6)	17,935	20,500	87.5%	17,654	20,472	86.2%

Same Store Stabilized Analysis
Less value-add same store properties (4)	(828)	(1,586)	52.2%	(867)	(1,582)	54.8%
Same Store Stabilized Total (2) (3)	17,107	18,914	90.4%	16,787	18,890	88.9%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
End of period leased square footage for 2012 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, D.C. As of December 31, 2012, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of July 31, 2014.

(4)	For additional information on acquisitions/dispositions completed during the last year and value-add properties, please refer to pages 38 and 39, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6)
Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 858,000 square feet for the current period and 705,000 square feet for the prior period, Piedmont's same store commenced leased percentage was 83.2% and 82.8% for the current and prior periods, respectively.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	December 31, 2012
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	641	74%	3.1%	(2.3)%	5.2%
Leases executed for spaces excluded from analysis (5)	222	26%

	Twelve Months Ended
	December 31, 2012
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	1,912	66%	9.3%	(10.3)%	(3.5)%	(6)
Leases executed for spaces excluded from analysis (5)	1,004	34%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, industrial properties and unconsolidated joint venture assets, were excluded from this analysis.

(2)	For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.
(3)
For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

(6)
The leases with the greatest negative impact during the year were the Aon Corporation lease at Aon Center in Chicago, IL, and the Brother International Corporation lease at 200 Bridgewater Crossing in Bridgewater, NJ. If the effects of these two transactions were to be removed, the percent change in cash rents would be -5.8% and the percent change in accrual rents would be 1.1%.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of December 31, 2012
(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)
Vacant	$—	—	2,562	12.5	$—	—	N/A
2013 (2)	80,825	14.6	1,909	9.3	40,784	7.4	50.5
2014	35,247	6.4	979	4.8	3,585	0.6	10.2
2015	35,646	6.4	1,431	7.0	—	—	—
2016	30,150	5.4	1,038	5.1	1,436	0.3	4.8
2017	39,901	7.2	1,157	5.6	1,870	0.3	4.7
2018	45,818	8.3	1,606	7.8	—	—	—
2019	52,007	9.4	1,961	9.6	19,963	3.6	38.4
2020	26,892	4.9	1,046	5.1	9,545	1.7	35.5
2021	14,469	2.6	502	2.4	—	—	—
2022	22,453	4.1	730	3.5	—	—	—
2023	37,772	6.8	1,638	8.0	—	—	—
2024	39,490	7.1	1,266	6.2	—	—	—
2025	15,249	2.7	636	3.1	—	—	—
2026	3,240	0.6	201	1.0	—	—	—
Thereafter	74,836	13.5	1,838	9.0	26,230	4.8	35.0
Total / Weighted Average	$553,995	100.0	20,500	100.0	$103,413	18.7

(1)
Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)
Leases and other revenue-producing agreements on a month-to-month basis, aggregating 6,849 square feet and Annualized Lease Revenue of $285,187, are assigned a lease expiration date of a year and a day beyond the period end date. Includes leases with an expiration date of December 31, 2012 aggregating 161,280 square feet and Annualized Lease Revenue of $2,997,576, as well as the National Park Service lease, which is comprised of 219,750 square feet and $10.0 million in Annualized Lease Revenue, or 1.8% of the Company's total Annualized Lease Revenue.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of December 31, 2012
(in thousands)

	Q1 2013 (1)		Q2 2013		Q3 2013		Q4 2013
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	47	$936	8	$273	11	$264	—	$56
Austin	—	—	—	—	—	—	—	—
Boston	1	42	—	—	—	—	—	—
Central & South Florida	—	3	—	—	14	357	8	228
Chicago	48	1,710	30	851	—	805	141	5,337
Cleveland	102	1,580	—	—	—	—	10	209
Dallas	4	77	—	—	—	—	106	2,331
Denver	—	—	—	—	—	—	—	—
Detroit	—	—	—	—	52	—	34	734
Houston	—	—	—	—	—	—	—	—
Los Angeles	2	184	47	1,523	5	151	3	147
Minneapolis	26	815	5	162	16	543	—	—
Nashville	—	—	—	—	—	—	—	—
New York	145	3,181	5	124	—	—	27	1,384
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—
Washington, D.C. (3)	563	31,076	71	3,905	16	613	362	14,803
Total / Weighted Average (4)	938	$39,604	166	$6,838	114	$2,733	691	$25,229

(1)	Includes leases with an expiration date of December 31, 2012 aggregating 161,280 square feet and expiring lease revenue of $2,947,167. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Approximately 220,000 square feet and $10.0 million of expiring lease revenue in the first quarter of 2013 is related to the lease with the National Park Service, which is currently in holdover status.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of December 31, 2012
(in thousands)

	12/31/2013 (1)		12/31/2014		12/31/2015		12/31/2016		12/31/2017
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	66	$1,529	29	$633	29	$504	18	$353	14	$354
Austin	—	—	—	—	—	—	195	6,259	—	—
Boston	1	42	—	73	135	2,839	3	185	106	5,977
Central & South Florida	22	588	—	—	21	479	65	1,618	141	3,355
Chicago	219	8,704	32	3,564	188	5,265	82	2,402	295	10,750
Cleveland	112	1,789	—	—	—	—	13	295	14	327
Dallas	110	2,407	13	288	173	3,840	18	424	195	4,626
Denver	—	—	—	—	—	—	156	2,919	—	—
Detroit	86	734	8	166	132	3,889	31	693	73	1,401
Houston	—	—	—	—	—	—	—	17	—	6
Los Angeles	57	2,005	5	1,421	426	15,260	88	2,650	66	1,692
Minneapolis	47	1,521	293	8,342	103	3,690	33	1,054	34	1,114
Nashville	—	—	—	—	—	—	—	—	—	—
New York	177	4,689	96	4,086	66	2,381	281	9,006	69	2,130
Philadelphia	—	—	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	132	1,947	—	—	—	—
Washington, D.C. (3)	1,012	50,397	503	16,130	26	1,312	55	2,435	150	8,105
Total / Weighted Average (4)	1,909	$74,405	979	$34,703	1,431	$41,406	1,038	$30,310	1,157	$39,837

(1)	Includes leases with an expiration date of December 31, 2012 aggregating 161,280 square feet and expiring lease revenue of $2,947,167. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Approximately 220,000 square feet and $10.0 million of expiring lease revenue in 2013 is related to the lease with the National Park Service, which is currently in holdover status.
(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 30 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended December 31, 2012
Unaudited (in thousands)

	For the Three Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
Non-incremental
Building / construction / development	$1,994	$5,257	$1,959	$1,426	$3,650
Tenant improvements	20,944	17,347	4,809	5,367	8,463
Leasing costs	289	15,979	11,013	1,273	3,279
Total non-incremental	23,227	38,583	17,781	8,066	15,392
Incremental
Building / construction / development	5,680	7,338	5,721	2,241	2,040
Tenant improvements	5,731	5,904	12,044	5,938	10,862
Leasing costs	3,315	8,768	1,687	1,925	12,791
Total incremental	14,726	22,010	19,452	10,104	25,693
Total capital expenditures	$37,953	$60,593	$37,233	$18,170	$41,085

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of September 30, 2012		$122,025
New non-incremental tenant improvement commitments related to leases executed during period		19,864
Non-incremental tenant improvement expenditures	(20,944)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(9,095)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(30,039)
Total as of December 31, 2012		$111,850

NOTE:	The information presented on this page is for all consolidated assets, inclusive of our industrial properties.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $70.3 million, or 63% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended December 31, 2012	For the Twelve Months Ended December 31, 2012	For the Year Ended
			2011	2010	2009
Renewal Leases
Number of leases	18	45	48	37	34
Square feet	616,102	1,150,934	2,280,329	1,241,481	1,568,895
Tenant improvements per square foot (1)	$29.97	$19.12	$33.29	$14.40	$12.01
Leasing commissions per square foot	$8.32	$6.64	$9.97	$8.40	$5.51
Total per square foot	$38.29	$25.76	$43.26	$22.80	$17.52
Tenant improvements per square foot per year of lease term	$3.59	$2.90	$3.93	$1.74	$1.44
Leasing commissions per square foot per year of lease term	$1.00	$1.01	$1.18	$1.02	$0.66
Total per square foot per year of lease term (2)	$4.59	$3.91	$5.11	$2.76	$2.10
New Leases (3)
Number of leases	23	92	76	56	28
Square feet	247,147	1,765,510	1,588,271	866,212	700,295
Tenant improvements per square foot (1)	$35.82	$47.64	$41.21	$32.65	$45.04
Leasing commissions per square foot	$12.28	$18.49	$15.38	$11.28	$17.12
Total per square foot	$48.10	$66.13	$56.59	$43.93	$62.16
Tenant improvements per square foot per year of lease term	$4.65	$4.30	$4.19	$4.16	$4.05
Leasing commissions per square foot per year of lease term	$1.59	$1.67	$1.57	$1.44	$1.54
Total per square foot per year of lease term	$6.24	$5.97	$5.76	$5.60	$5.59
Total
Number of leases	41	137	124	93	62
Square feet	863,249	2,916,444	3,868,600	2,107,693	2,269,190
Tenant improvements per square foot (1)	$31.64	$36.39	$36.54	$21.90	$22.21
Leasing commissions per square foot	$9.45	$13.81	$12.19	$9.59	$9.09
Total per square foot	$41.09	$50.20	$48.73	$31.49	$31.30
Tenant improvements per square foot per year of lease term	$3.88	$3.91	$4.05	$2.70	$2.42
Leasing commissions per square foot per year of lease term	$1.16	$1.48	$1.35	$1.18	$0.99
Total per square foot per year of lease term	$5.04	$5.39	$5.40	$3.88	$3.41

NOTE: This information is presented for our consolidated office assets only and excludes activity associated with storage spaces. Beginning with 2012, all leases for consolidated office properties, including short-term leases (leases for a term of less than one year), are included in the information presented above. Prior to 2012, short-term leases were excluded from this information. Management believes that short-term leases completed prior to 2012 would have an immaterial impact to the data presented herein.

(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(2)
During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80. During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(3)
Since 2010, Piedmont has selectively employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because the value-add properties have large vacancies, many of which have not previously been leased (first generation spaces), they negatively affect Piedmont’s contractual tenant improvements on a per foot and a per foot per year basis for new leases.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of December 31, 2012
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$128,078	23.1	4,780	23.3	3,785	79.2
Washington, D.C.	14	121,743	22.0	3,056	14.9	2,800	91.6
New York	7	80,970	14.6	2,658	13.0	2,472	93.0
Minneapolis	4	43,631	7.9	1,613	7.9	1,478	91.6
Los Angeles	4	28,933	5.2	999	4.9	847	84.8
Boston	6	26,056	4.7	1,023	5.0	1,017	99.4
Dallas	7	24,479	4.4	1,276	6.2	1,158	90.8
Detroit	4	17,594	3.2	930	4.5	791	85.1
Atlanta	6	16,809	3.0	1,051	5.1	689	65.6
Houston	2	14,448	2.6	463	2.3	462	99.8
Philadelphia	1	14,267	2.6	761	3.7	761	100.0
Phoenix	4	9,095	1.7	564	2.8	477	84.6
Central & South Florida	4	8,304	1.5	476	2.3	358	75.2
Nashville	1	7,275	1.3	312	1.5	312	100.0
Austin	1	6,258	1.1	195	0.9	195	100.0
Cleveland	2	3,136	0.6	187	0.9	177	94.7
Denver	1	2,919	0.5	156	0.8	156	100.0
Total / Weighted Average	74	$553,995	100.0	20,500	100.0	17,935	87.5

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of December 31, 2012
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	18.6	3,654	17.8	4	4.5	1,126	5.5	6	23.1	4,780	23.3
Washington, D.C.	DC, VA, MD	9	19.7	2,575	12.6	5	2.3	481	2.3	14	22.0	3,056	14.9
New York	NY, NJ	1	7.2	1,027	5.0	6	7.4	1,631	8.0	7	14.6	2,658	13.0
Minneapolis	MN	1	5.1	928	4.5	3	2.8	685	3.4	4	7.9	1,613	7.9
Los Angeles	CA	3	4.6	865	4.2	1	0.6	134	0.7	4	5.2	999	4.9
Boston	MA	2	2.2	173	0.9	4	2.5	850	4.1	6	4.7	1,023	5.0
Dallas	TX	—	—	—	—	7	4.4	1,276	6.2	7	4.4	1,276	6.2
Detroit	MI	1	1.8	493	2.4	3	1.4	437	2.1	4	3.2	930	4.5
Atlanta	GA	2	1.9	567	2.8	4	1.1	484	2.3	6	3.0	1,051	5.1
Houston	TX	—	—	—	—	2	2.6	463	2.3	2	2.6	463	2.3
Philadelphia	PA	1	2.6	761	3.7	—	—	—	—	1	2.6	761	3.7
Phoenix	AZ	—	—	—	—	4	1.7	564	2.8	4	1.7	564	2.8
Central & South Florida	FL	—	—	—	—	4	1.5	476	2.3	4	1.5	476	2.3
Nashville	TN	1	1.3	312	1.5	—	—	—	—	1	1.3	312	1.5
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Cleveland	OH	—	—	—	—	2	0.6	187	0.9	2	0.6	187	0.9
Denver	CO	—	—	—	—	1	0.5	156	0.8	1	0.5	156	0.8
Total / Weighted Average		23	65.0	11,355	55.4	51	35.0	9,145	44.6	74	100.0	20,500	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of December 31, 2012
($ and square footage in thousands)

Industry	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
Governmental Entity	7	1.6	$103,413	18.7	2,390	13.3
Depository Institutions	15	3.4	50,767	9.2	1,773	9.9
Business Services	63	14.2	42,438	7.7	1,471	8.2
Petroleum Refining & Related Industries	1	0.2	32,681	5.9	776	4.3
Engineering, Accounting, Research, Management & Related Services	15	3.4	31,242	5.6	949	5.3
Insurance Carriers	25	5.6	31,075	5.6	1,386	7.7
Nondepository Credit Institutions	30	6.7	30,472	5.5	1,098	6.1
Communications	33	7.4	18,440	3.3	610	3.4
Insurance Agents, Brokers & Services	27	6.1	17,493	3.2	719	4.0
Security & Commodity Brokers, Dealers, Exchanges & Services	9	2.0	16,174	2.9	602	3.4
Educational Services	10	2.3	15,834	2.9	440	2.5
Food & Kindred Products	4	0.9	14,397	2.6	398	2.2
Electronic & Other Electrical Equipment & Components, Except Computer	4	0.9	14,119	2.5	589	3.3
Transportation Equipment	10	2.3	13,947	2.5	518	2.9
Fabricated Metal Products, Except Machinery & Transportation Equipment	4	0.9	12,456	2.2	423	2.4
Other	187	42.1	109,047	19.7	3,793	21.1
Total	444	100.0	$553,995	100.0	17,935	100.0

20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
18.7%
18.7%
9.2%
8.9%
7.7%
7.1%
5.9%
5.7%
5.6%
4.1%
5.6%
5.2%
5.5%
5.7%
3.3%
3.2%
3.2%
3.3%
2.9%
3.0%
Governmental Entity
Depository Institutions
Business Services
Petroleum Refining & Related Industries
Engineering, Accounting, Research, Management & Related Services
Insurance Carriers
Nondepository Credit Institutions
Communications
Insurance Agents, Brokers & Services
Security & Commodity Brokers, Dealers, Exchanges & Services
12/31/2012
12/31/2011

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of December 31, 2012
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
225 and 235 Presidential Way	Woburn, MA	9/13/2011	100	2000-2001	$85,300	440	100
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	19
Gavitello Land	Atlanta, GA	6/28/2012	100	N/A	2,500	N/A	N/A
Glenridge Highlands III Land	Atlanta, GA	10/15/2012	100	N/A	1,725	N/A	N/A

					$113,390	616	77

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Eastpointe Corporate Center	Issaquah, WA	7/1/2011	100	2001	$32,000	156	19
47300 Kato Road (1)	Fremont, CA	8/25/2011	78	1982	3,825	58	—
5000 Corporate Court	Holtsville, NY	8/31/2011	100	2000	39,250	264	82
35 West Wacker Drive (1)	Chicago, IL	12/15/2011	96.5	1989	401,000	1,118	100
Willamette	Beaverton, OR	3/19/2012	100	1988	7,050	73	100
Rogue	Beaverton, OR	3/19/2012	100	1998	13,550	105	100
Deschutes (2)	Beaverton, OR	3/19/2012	100	1989	7,150	73	100
Rhein	Beaverton, OR	3/19/2012	100	1990	10,250	74	100
Portland Land Parcels	Beaverton, OR	3/19/2012	100	N/A	5,942	N/A	N/A
26200 Enterprise Way	Lake Forest, CA	5/31/2012	100	2000	28,250	145	100
110 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	16,058	474	100
112 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	9,842	313	100

					$574,167	2,853	92

(1)	Sale price and rentable square footage are gross figures and have not been adjusted for Piedmont's ownership percentage.
(2)
Piedmont exercised a landlord termination option for one full floor immediately prior to the sale of the property to Nike, Inc. After the effectiveness of the termination, the leased percentage became 50%.

Piedmont Office Realty Trust, Inc.
Value-Add Activity
As of December 31, 2012
($ and square footage in thousands)

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
Suwanee Gateway One		Suwanee, GA	9/28/2010	100	2008	$7,875	142	—	—	$7,953	$40 - 60
500 West Monroe Street	(1)	Chicago, IL	3/31/2011	100	1991	227,500	966	59	49	201,174	$60 - 90
The Medici	(2)	Atlanta, GA	6/7/2011	100	2008	13,210	152	32	12	14,029	$35 - 60
400 TownPark		Lake Mary, FL	11/10/2011	100	2008	23,865	176	34	19	23,705	$35 - 50
						$272,450	1,436	47	36	$246,861

Properties Removed From Value-Add Classification This Year

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	$18,500	150	100	18	$24,696	N/A

(1)
The investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented represents the estimated fair value of the real estate assets comprising the property as of the date of the transaction. The percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont's assumption of ownership of the asset.

(2)	The percent leased at acquisition reflects the space leased by BV Card Assets as vacant, as the tenant had already announced plans to vacate prior to Piedmont's acquisition of the property.

Piedmont Office Realty Trust, Inc.
Other Investments
As of December 31, 2012
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
20/20 Building	Leawood, KS	57	1992	$2,488	$4,382	68.3	61
4685 Investment Drive	Troy, MI	55	2000	4,951	9,000	77.1	100
5301 Maryland Way	Brentwood, TN	55	1989	10,518	19,121	201.2	100
8560 Upland Drive	Parker, CO	72	2001	7,650	10,642	148.2	74
Two Park Center	Hoffman Estates, IL	72	1999	10,970	15,259	193.7	39
				$36.577	$58.404	688.5	73

Land Parcels

Property	Location	Acres	Approximate Current Value
Gavitello	Atlanta, GA	2.0	$2,500
Glenridge Highlands III	Atlanta, GA	3.0	1,725
Enclave Parkway	Houston, TX	4.7	2,600
State Highway 161	Irving, TX	4.5	1,200
Durham Avenue	South Plainfield, NJ	8.9	2,200
		23.1	$10,225

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 43.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties and unconsolidated joint venture assets. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties and unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Paul E. Adornato, CFA	Michael Knott, CFA	Paul Morgan
BMO Capital Markets	John Bejjani	Morgan Stanley
3 Times Square, 26th Floor	Green Street Advisors	555 California Street, 21st Floor
New York, NY 10036	660 Newport Center Drive, Suite 800	San Francisco, CA 94104
Phone: (212) 885-4170	Newport Beach, CA 92660	Phone: (415) 576-2637
Phone: (949) 640-8780

Brendan Maiorana	John W. Guinee, III	Richard Moore
Wells Fargo	Erin Aslakson	Michael Carroll
7 St. Paul Street	Stifel, Nicolaus & Company	RBC Capital Markets
MAC R1230-011	One South Street	Arbor Court
Baltimore, MD 21202	16th Floor	30575 Bainbridge Road, Suite 250
Phone: (443) 263-6516	Baltimore, MD 21202	Solon, OH 44139
	Phone: (443) 224-1307	Phone: (440) 715-2646

Anthony Paolone, CFA	David Rodgers, CFA
JP Morgan	Robert W. Baird & Co.
277 Park Avenue	200 Public Square
New York, NY 10172	Suite 1650
Phone: (212) 622-6682	Cleveland, OH 44139
Phone: (216) 737-7341

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011

Net income attributable to Piedmont	$14,438	$10,831	$30,708	$37,227	$119,020	$93,204	$225,041
Depreciation	29,735	28,763	28,033	27,809	27,287	114,340	110,421
Amortization	10,666	15,366	11,539	12,840	15,531	50,410	60,132
(Gain) / loss on consolidation of VIE	—	—	—	—	—	—	(1,532)
(Gain) / loss on sale of properties	6	254	(10,008)	(17,830)	(95,901)	(27,577)	(122,773)
Impairment loss	—	—	—	—	—	—	—
Funds from operations	54,845	55,214	60,272	60,046	65,937	230,377	271,289
Adjustments:
Acquisition costs	53	7	84	(3)	372	141	1,347
(Gain) / loss on extinguishment of debt	—	—	—	—	(1,039)	—	(1,039)
Litigation settlement expense	—	7,500	—	—	—	7,500	—
Net casualty (gain) / loss	5,170	—	—	—	—	5,170	—
Core funds from operations	60,068	62,721	60,356	60,043	65,270	243,188	271,597
Adjustments:
Deferred financing cost amortization	592	663	590	803	649	2,648	3,195
Amortization of fair market adjustments on notes payable	—	—	—	—	—	—	1,413
Depreciation of non real estate assets	104	196	108	93	77	502	499
Straight-line effects of lease revenue	(5,917)	(4,193)	(5,477)	(1,565)	(5,019)	(17,153)	(9,507)
Stock-based and other non-cash compensation expense	754	869	289	334	1,730	2,246	4,705
Amortization of lease-related intangibles	(1,046)	(1,315)	(1,785)	(1,532)	(2,215)	(5,678)	(7,065)
Income from amortization of discount on purchase of mezzanine loans	—	—	—	—	—	—	(484)
Acquisition costs	(53)	(7)	(84)	3	(372)	(141)	(1,347)
Non-incremental capital expenditures	(23,227)	(38,583)	(17,781)	(8,066)	(15,392)	(87,657)	(60,401)
Adjusted funds from operations	$31,275	$20,351	$36,216	$50,113	$44,728	$137,955	$202,605

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011

Net income attributable to Piedmont	$14,438	$10,831	$30,708	$37,227	$119,020	$93,204	$225,041
Net income attributable to noncontrolling interest	4	4	4	4	91	15	468
Interest expense	16,296	16,247	15,943	16,537	17,457	65,023	71,749
(Gain) / loss on extinguishment of debt	—	—	—	—	(1,039)	—	(1,039)
Depreciation	29,839	28,959	28,141	27,902	27,364	114,842	110,920
Amortization	10,666	15,366	11,539	12,840	15,531	50,410	60,132
Impairment loss	—	—	—	—	—	—	—
Litigation settlement expense	—	7,500	—	—	—	7,500	—
Net casualty (gain) / loss	5,170	—	—	—	—	5,170	—
(Gain) / loss on sale of properties	6	254	(10,008)	(17,830)	(95,901)	(27,577)	(122,773)
(Gain) / loss on consolidation of VIE	—	—	—	—	—	—	(1,532)
Core EBITDA	76,419	79,161	76,327	76,680	82,523	308,587	342,966
General & administrative expenses	5,179	5,576	4,866	5,318	6,241	20,939	25,085
Management fee revenue	(599)	(520)	(626)	(574)	(281)	(2,318)	(1,584)
Interest and other income	(68)	(383)	(305)	(97)	357	(853)	(2,775)
Lease termination income	(712)	(75)	(88)	(123)	(320)	(999)	(5,038)
Lease termination expense - straight line rent & acquisition intangibles write-offs	618	122	165	99	186	1,003	924
Straight-line effects of lease revenue	(6,536)	(4,337)	(5,642)	(1,664)	(5,180)	(18,178)	(10,143)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,046)	(1,293)	(1,785)	(1,532)	(2,239)	(5,655)	(7,354)
Property net operating income - cash basis	73,255	78,251	72,912	78,107	81,287	302,526	342,081
Net operating income from:
Acquisitions	(1,745)	(3,576)	(3,886)	(3,150)	(4,489)	(12,357)	(11,326)
Dispositions	9	(321)	(541)	(1,637)	(6,363)	(2,491)	(29,415)
Unconsolidated joint ventures	(576)	(735)	(598)	(590)	(1,013)	(2,499)	(3,185)
Same store net operating income - cash basis	$70,943	$73,619	$67,887	$72,730	$69,422	$285,179	$298,155

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011

Equity in income of unconsolidated joint ventures	$185	$322	$246	$170	$587	$923	$1,619

Interest expense	—	—	—	—	—	—	—

Depreciation	290	307	300	296	293	1,193	1,190

Amortization	34	41	41	41	33	158	130

Impairment loss	—	—	—	—	—	—	—

(Gain) / loss on sale of properties	—	—	—	—	—	—	(116)

Core EBITDA	509	670	587	507	913	2,274	2,823

General and administrative expenses	45	30	(3)	57	49	128	181

Interest and other income	—	—	(21)	—	—	(21)	(1)

Property net operating income (accrual basis)	554	700	563	564	962	2,381	3,003

Straight-line effects of lease revenue	22	35	35	26	51	118	182

Net effect of amortization of above/(below) market in-place lease intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$576	$735	$598	$590	$1,013	$2,499	$3,185

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011	12/31/2012	12/31/2011
Revenues:
Rental income	$10	$434	$898	$1,613	$7,946	$2,955	$37,887
Tenant reimbursements	(18)	73	104	292	4,396	451	19,363
Other rental income	—	—	—	—	—	—	304
	(8)	507	1,002	1,905	12,342	3,406	57,554
Expenses:
Property operating costs	(2)	100	197	269	4,814	564	21,576
Depreciation	—	163	255	430	459	848	6,926
Amortization	—	22	53	74	112	148	5,517
General and administrative	(2)	38	5	3	(13)	45	(170)
	(4)	323	510	776	5,372	1,605	33,849
Other income (expense):
Interest expense	—	—	—	—	(1,278)	—	(5,932)
Interest and other income (expense)	—	—	—	—	—	—	1
Net income attributable to noncontrolling interest	—	—	—	—	(87)	—	(453)
	—	—	—	—	(1,365)	—	(6,384)

Operating income, excluding impairment loss and gain on sale	(4)	184	492	1,129	5,605	1,801	17,321

Impairment loss	—	—	—	—	—	—	—
Gain / (loss) on sale of properties	(6)	(254)	10,008	17,830	95,901	27,577	122,657

Income from discontinued operations	$(10)	$(70)	$10,500	$18,959	$101,506	$29,378	$139,978

Piedmont Office Realty Trust, Inc.
Property Detail
As of December 31, 2012
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	91.1%	91.1%	88.1%	$1,830
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	103	91.3%	91.3%	91.3%	1,792
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	415	81.9%	69.6%	68.2%	9,172
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	—%	—%	—%	—
The Dupree	Atlanta	GA	100.0%	1997	138	82.6%	79.0%	79.0%	2,677
The Medici	Atlanta	GA	100.0%	2008	152	32.2%	23.0%	13.2%	1,338
Metropolitan Area Subtotal / Weighted Average					1,051	65.6%	58.9%	56.6%	16,809
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%	6,258
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%	6,258
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	22.1%	3,930
90 Central Street	Boxborough	MA	100.0%	2001	175	99.4%	97.1%	97.1%	3,594
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%	4,532
One Brattle Square	Cambridge	MA	100.0%	1991	95	94.7%	94.7%	94.7%	7,446
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%	3,038
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%	3,516
Metropolitan Area Subtotal / Weighted Average					1,023	99.4%	99.0%	81.1%	26,056
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	100.0%	100.0%	100.0%	5,293
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	—%	—%	6,539
Aon Center	Chicago	IL	100.0%	1972	2,688	82.3%	80.4%	68.4%	82,338
Two Pierce Place	Itasca	IL	100.0%	1991	486	82.7%	80.9%	77.2%	9,959
2300 Cabot Drive	Lisle	IL	100.0%	1998	152	75.0%	75.0%	75.0%	2,858
500 West Monroe Street	Chicago	IL	100.0%	1991	966	59.0%	44.5%	11.0%	21,091
Metropolitan Area Subtotal / Weighted Average					4,780	79.2%	68.7%	54.8%	128,078
Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	102	100.0%	100.0%	100.0%	1,580
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	88.2%	88.2%	88.2%	1,556
Metropolitan Area Subtotal / Weighted Average					187	94.7%	94.7%	94.7%	3,136

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%	100.0%	3,091
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%	2,331
6031 Connection Drive	Irving	TX	100.0%	1999	229	87.8%	75.5%	75.5%	4,617
6021 Connection Drive	Irving	TX	100.0%	2000	223	100.0%	100.0%	100.0%	4,862
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%	3,428
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	97.5%	91.8%	41.5%	3,192
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	227	62.1%	59.5%	58.1%	2,958
Metropolitan Area Subtotal / Weighted Average					1,276	90.8%	87.4%	80.9%	24,479
Denver
350 Spectrum Loop	Colorado Springs	CO	100.0%	2001	156	100.0%	100.0%	100.0%	2,919
Metropolitan Area Subtotal / Weighted Average					156	100.0%	100.0%	100.0%	2,919
Detroit
1441 West Long Lake Road	Troy	MI	100.0%	1999	107	81.3%	81.3%	77.6%	1,496
150 West Jefferson	Detroit	MI	100.0%	1989	493	75.9%	74.2%	73.8%	9,943
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%	2,144
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%	4,011
Metropolitan Area Subtotal / Weighted Average					930	85.1%	84.2%	83.5%	17,594
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	152	98.7%	84.2%	67.1%	3,301
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%	2,485
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%	1,128
400 TownPark	Lake Mary	FL	100.0%	2008	176	34.1%	34.1%	31.3%	1,390
Metropolitan Area Subtotal / Weighted Average					476	75.2%	70.6%	64.1%	8,304
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%	9,855
1200 Enclave Parkway	Houston	TX	100.0%	1999	150	99.3%	99.3%	2.0%	4,593
Metropolitan Area Subtotal / Weighted Average					463	99.8%	99.8%	68.3%	14,448
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	518	80.3%	80.3%	80.3%	15,794
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	175	98.9%	60.0%	58.9%	6,109
Fairway Center II	Brea	CA	100.0%	2002	134	97.8%	97.8%	95.5%	3,535
1901 Main Street	Irvine	CA	100.0%	2001	172	73.8%	73.3%	69.8%	3,495
Metropolitan Area Subtotal / Weighted Average					999	84.8%	77.9%	76.8%	28,933
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	74.8%	74.8%	74.8%	5,632
US Bancorp Center	Minneapolis	MN	100.0%	2000	928	95.4%	95.4%	95.3%	28,202
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%	5,168
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	91.5%	91.5%	86.8%	4,629
Metropolitan Area Subtotal / Weighted Average					1,613	91.6%	91.6%	91.0%	43,631

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%	7,275
Metropolitan Area Subtotal / Weighted Average					312	100.0%	100.0%	100.0%	7,275
New York
1111 Durham Avenue	South Plainfield	NJ	100.0%	1975	237	61.2%	61.2%	61.2%	3,176
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%	13,469
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	299	73.9%	29.8%	23.4%	6,072
Copper Ridge Center	Lyndhurst	NJ	100.0%	1989	268	94.4%	94.4%	94.4%	7,170
60 Broad Street	New York	NY	100.0%	1962	1,027	100.0%	100.0%	100.0%	40,080
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%	2,312
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	297	99.7%	99.7%	99.7%	8,691
Metropolitan Area Subtotal / Weighted Average					2,658	93.0%	88.0%	87.3%	80,970
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	761	100.0%	100.0%	100.0%	14,267
Metropolitan Area Subtotal / Weighted Average					761	100.0%	100.0%	100.0%	14,267
Phoenix
River Corporate Center	Tempe	AZ	100.0%	1998	133	100.0%	100.0%	—%	2,185
8700 South Price Road	Tempe	AZ	100.0%	2000	132	100.0%	100.0%	100.0%	1,947
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%	3,200
Chandler Forum	Chandler	AZ	100.0%	2003	150	42.0%	42.0%	42.0%	1,763
Metropolitan Area Subtotal / Weighted Average					564	84.6%	84.6%	61.0%	9,095
Washington, D.C.
11107 Sunset Hills Road	Reston	VA	100.0%	1985	101	100.0%	100.0%	100.0%	2,717
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	100.0%	100.0%	100.0%	13,343
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	86.2%	86.2%	82.7%	10,040
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987	250	100.0%	100.0%	100.0%	10,582
400 Virginia Avenue	Washington	DC	100.0%	1985	224	92.9%	89.3%	89.3%	10,499
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	305	100.0%	100.0%	100.0%	12,625
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%	3,216
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%	3,237
One Independence Square	Washington	DC	100.0%	1991	334	100.0%	100.0%	100.0%	20,641
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	100.0%	100.0%	100.0%	3,577
11109 Sunset Hills Road	Reston	VA	100.0%	1984	41	—%	—%	—%	—
Two Independence Square	Washington	DC	100.0%	1991	561	100.0%	100.0%	100.0%	22,948
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	66.1%	4,235
Piedmont Pointe II	Bethesda	MD	100.0%	2008	221	50.2%	50.2%	31.7%	4,083
Metropolitan Area Subtotal / Weighted Average					3,056	91.6%	91.4%	89.6%	121,743

Grand Total					20,500	87.5%	83.3%	76.7%	$553,995

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rent abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: our ability to successfully identify and consummate suitable acquisitions; the demand for office space, rental rates and property values may continue to lag the general economic recovery; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to our assets, including, but not limited to, receivables, real estate assets and other intangible assets; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in the political environment and reduction in federal and/or state funding of our government tenants; we are and may continue to be subject to litigation; our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.